Exhibit 99.3

MAX CAPITAL GROUP LTD. ANNOUNCES $0.09 DIVIDEND

HAMILTON, BERMUDA, November 3, 2008—Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) announced today that the Company’s Board of Directors, at a meeting held on October 31, 2008, declared a dividend of $0.09 per share. The dividend is payable on December 1, 2008, to shareholders of record as of November 17, 2008.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of Max Capital Group Ltd. that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to Max Capital ‘s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by Max Capital with the SEC. Max Capital undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts

N. James Tees	Roanne Kulakoff
Executive Vice President	Kekst and Company
jim.tees@maxcapservices.com	roanne-kulakoff@kekst.com
1-441-293-8800	1-212-521-4837